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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
MACKIE DESIGNS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 15, 2002

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MACKIE DESIGNS INC., a Washington corporation (the "Company"), will be held on Wednesday, May 15, 2002, at 10:00 a.m., local time, at the Columbia Winery, 14030 NE 145th Street, Woodinville, Washington, for the following purposes:

  1.
  To elect two directors to serve a three-year term to expire at the 2005 Annual Meeting of Shareholders and until their successors are elected, and

  2.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on April 15, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to promptly vote and submit your proxy via the Internet, by telephone or by marking, signing, dating and returning the enclosed proxy in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors
Gregory C. Mackie Chairman of the Board

Woodinville, Washington
April 24, 2002

IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE VIA THE INTERNET, BY TELEPHONE OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS WILL ENSURE THAT A QUORUM IS REACHED. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

MACKIE DESIGNS INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(425) 487-4333

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Mackie Designs Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 15, 2002, at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Columbia Winery, 14030 NE 145th Street, Woodinville, Washington (telephone number (425) 488-2776).

        These proxy solicitation materials will be mailed on or about April 24, 2002 to all shareholders entitled to vote at the Meeting.

Record Date

        Shareholders of record of the Company's common stock at the close of business on April 15, 2002 are entitled to notice of, and to vote at, the Meeting. On April 15, 2002, 12,439,022 shares of the Company's common stock were issued and outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation, a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting

        Holders of shares of common stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of April 15, 2002, must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee, but do have the effect of a "no" vote in determining whether other proposals are approved.

Solicitation

        The Company bears the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

Deadline for Receipt of Shareholder Proposals for 2003 Annual Meeting

        Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2003 Annual Meeting must be received by the Company no later than January 4, 2003, in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

        The Company's bylaws contain procedures that shareholders must follow to present business at an annual meeting of shareholders. A shareholder may obtain a copy of these procedures from the Company's Secretary. In addition to other applicable requirements, for business to be properly brought before the 2003 Annual Meeting a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Secretary of the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's bylaws provide that the Company shall have not less than 3 nor more than 10 directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at seven directors.

        The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Section 2.3 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

        The directors of the Company are divided into three classes. One class of directors is elected each year, and the members of such class hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 consists of James T. Engen and David M. Tully, whose terms will expire at the 2002 Annual Meeting of Shareholders; Class 2 consists of Raymond B. Ferguson and C. Marcus Sorenson, whose terms will expire at the 2003 Annual Meeting of Shareholders; and Class 3 consists of Gregory C. Mackie and Gregory W. Riker, whose terms will expire at the 2004 Annual Meeting of Shareholders.

        At the Meeting, two Class 1 directors will be elected to serve three-year terms until the 2005 Annual Meeting and until their successors are elected and qualified. The nominees for Class 1 directors are James T. Engen and David M. Tully, both of whom are currently members of the Board of Directors of the Company.

        James T. Engen and David M. Tully are collectively referred to as "the Nominees." The Board of Directors recommends a vote FOR the Nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If the Nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The Company's directors, including the Nominees, executive officers and key employees are as follows:

Name	Age	Position
Nominees:
James T. Engen	39	President, Chief Executive Officer and Director (Class 1)
David M. Tully(1)(2)	58	Director (Class 1)
Continuing Directors:
Raymond B. Ferguson(1)(2)(3)(4)	56	Director (Class 2)
Gregory C. Mackie(2)	52	Chairman and Director (Class 3)
Gregory W. Riker(1)(3)(4)	48	Director (Class 3)
C. Marcus Sorenson(4)	54	Director (Class 2)
Other Executive Officers and Key Employees:
William A. Garrard	47	Chief Financial Officer, Vice President Finance, Treasurer and Secretary
Wyatt Hyora	58	Executive Vice President Operations
Paul Rice	47	Executive Vice President Sales
Laura Stutsman	41	Executive Vice President Marketing
Stace Rudd	51	Vice President Human Resources

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Stock Option Committee

(4)
Member of the Executive Review Committee

Nominees

        James T. Engen was appointed President, Chief Executive Officer, and a director in November 2000. Prior to such appointment, Mr. Engen served as the Company's Chief Operating Officer. From 1998 to 1999, Mr. Engen oversaw the European operations of the Company. From 1997 to 1998, Mr. Engen was a Senior Vice President of Price Waterhouse, a public accounting firm (now PricewaterhouseCoopers LLP), specializing in the restructuring and refinancing of companies. Prior to joining Price Waterhouse, Mr. Engen's background included being the executive producer of a mini-series, which was sold to ESPN, and the producer/publisher of other sports-related productions. Mr. Engen has several years of experience as a chartered accountant for Price Waterhouse, and five years as a freelance sound consultant specializing in the design and equalization of large sound systems in stadiums, arenas, and convention centers. Mr. Engen holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia.

        David M. Tully has served as a director of the Company since its inception in 1988. He served as Secretary and Treasurer from 1988 to May 2001. From 1975 to 1994, Mr. Tully was the owner and

President of Priebe Electronics, a major supplier of components to the Company and a division of Quadra Investment Ltd. He is currently President of SMB Corporation, a holding company.

Continuing Directors

        Raymond B. "Buck" Ferguson has served as a director of the Company since 1997. Since 1994, Mr. Ferguson has been a consultant regarding business and real estate matters. From 1983 to 1994, he held various positions at Microsoft Corporation ("Microsoft"), including Senior Director of Administration and Senior Director of Investor Relations. Mr. Ferguson received his J.D. degree from Duke University School of Law in 1970.

        Gregory C. Mackie founded the Company in 1988 and serves as a director and Chairman of the Board. Mr. Mackie was President of the Company from 1988 to 1999. From 1978 to 1985, he was President of Audio Control Corporation, a company he co-founded and that specialized in equalizers and analyzers for the home consumer electronics market. From 1970 to 1978, Mr. Mackie was President of Technical Audio Products Company (TAPCO), also a company he co-founded which is generally credited with pioneering the professional multi-channel live music mixer as a discrete product.

        Gregory W. Riker has served as a director of the Company since 1998. Mr. Riker has over 20 years of experience in the high-tech industry. During his nine years at Microsoft from 1989 to 1998, Mr. Riker worked as Director of Advanced Consumer Technology, creating the Microsoft Home, the Auto PC and wearable computers. Mr. Riker came to Microsoft from Electronic Arts, Inc., the world's largest publisher of entertainment software. As Vice President of Technology for Electronic Arts from 1983 to 1989, Mr. Riker was responsible for its proprietary game development system allowing software artists to bring products to market more quickly. Mr. Riker first began his high-tech career with Atari, Inc. in 1981. He currently works as a lecturer and consultant in the high-tech industry.

        C. Marcus Sorenson has served as a director of the Company since 1990. Since 1975, he has been President and owner, together with his wife, Judith B. Sorenson, of C.M. Sorenson Company, Inc., dba Calwest Marketing South, a manufacturers' representative and distributor of consumer and professional electronics that acted as the Company's exclusive representative for southern California and southern Nevada through 1997. Mr. Sorenson is also a partner in Alliance Audio Group, formerly Blacker-Sorenson Audio Group, which has acted since 1997 as the Company's exclusive representative for southern California and southern Nevada.

Other Executive Officers and Key Employees

        William A. Garrard was appointed Secretary and Treasurer in May 2001 and has served as Vice President Finance and Chief Financial Officer of the Company since June 1997. Mr. Garrard holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia. From 1993 until he joined the Company, he operated an independent public accounting business. From 1978 to 1993, Mr. Garrard was with Price Waterhouse, most recently as a Senior Manager.

        Wyatt Hyora was appointed Executive Vice President Operations in October 2001 and prior to his appointment served as Executive Vice President Manufacturing since August 2000. From 1999 to 2000, Mr. Hyora served as the Director of Operations at Peavey Electronics Corporation, and prior to that Mr. Hyora was President of a consulting firm. From 1991 to 1995, he worked at QSC Audio Products, last serving as the Director of Strategic Operations Development.

        Paul Rice was appointed Executive Vice President Sales in December 2001. Mr. Rice is responsible for managing the global sales network for all of Mackie's professional audio brands including Mackie, EAW and RCF. From 1999 to 2001, Mr. Rice was President and Chief Executive Officer of Universal Audio in Santa Cruz, California, where he successfully introduced more than a dozen new products and established worldwide sales channels for this manufacturer of analog and digital audio equipment. Mr. Rice was President of Apogee Electronics from 1997 to 1999.

        Laura Stutsman was appointed Executive Vice President Marketing in December 2000. From 1999 to 2000, Ms. Stutsman served as Vice President of Marketing and Customer Service for FreeiNetworks, Inc., an Internet service provider. From 1998 to 1999, Ms. Stutsman held various marketing positions at Paccar, Inc, most recently as Vice President of Marketing for their retail division, a chain of 200 auto parts stores. Prior to this Ms. Stutsman held various positions at advertising agencies in Los Angeles, London and Seattle.

        Stace Rudd was appointed Vice President Human Resources in August 2000. Prior to joining the Company, Mr. Rudd was the Director of Human Resources of the Coca-Cola Co. for their Northwest bottling operations for sixteen years, where he was heavily involved in acquisitions and organizational design and development. Mr. Rudd has published various articles and has been a lecturer on human resources issues around the country.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings

        The Board of Directors of the Company held a total of ten meetings during 2001. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

Committees

        The Company's Board of Directors currently has the following standing committees: an Audit Committee, a Compensation Committee, a Stock Option Committee and an Executive Review Committee.

        The Audit Committee (1) recommends engagement of the Company's independent certified public accountants, (2) reviews the scope of the audit, (3) considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and (4) reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee, which currently consists of Messrs. Tully (Chair), Ferguson and Riker, held six meetings in 2001.

        The Compensation Committee reviews executive compensation and establishes executive compensation levels. The Compensation Committee, which currently consists of Messrs. Tully (Chair), Ferguson and Mackie, held two meetings in 2001.

        The Stock Option Committee administers the Company's Third Amended and Restated 1995 Stock Option Plan (the "Option Plan"). The Stock Option Committee, which currently consists of Messrs. Ferguson (Chair) and Riker, held two meetings in 2001.

        The Executive Review Committee is responsible for coordinated review of senior executive performance and succession planning for senior executives. The Executive Review Committee, which currently consists of Messrs. Riker (Chair), Sorenson and Ferguson, held two meetings in 2001.

Director Compensation

        For serving as directors of the Company, each director who is not an employee of the Company ("Outside Director") is paid (1) an annual fee of $10,000, payable in quarterly payments of $2,500; (2) a $1,500 fee for each Board meeting attended in person ($500 if attended by telephone); (3) a $750 fee for each Board committee meeting attended in person ($250 if attended by telephone); and (4) a

$500 fee for participating in special board projects one to four hours in length and a $1,000 fee for special board projects four to eight hours in length. The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed Outside Director is entitled to receive 15,000 non-qualified stock options pursuant to the terms of the Option Plan. In addition, each director is entitled to receive an annual grant of 15,000 non-qualified stock options pursuant to the terms of the Option Plan in recognition of his or her service on the Board during the preceding year, which awards are made each December; no director, however, who was otherwise awarded options for service on the Board during the same fiscal year would be eligible to receive such an award. The annual grant of 15,000 non-qualified options was waived for 2001. Effective October 1, 2001, all fees paid to directors were reduced by 15% until such time as the salaries of senior executives of the Company are restored to their former levels. This reduction, however, does not apply to the reimbursement of expenses.

        Mr. Riker was appointed Lead Director in February 2001 and is responsible for running Board meetings, Board review and structure, and the Board's relations with the Company and its senior personnel. In that capacity, Mr. Riker received compensation of $10,000 per month from March 2001 until August 2001. Effective September 1, 2001, Mr. Riker's compensation as Lead Director was reduced to $5,000 per month.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives") during the year ended December 31, 2001.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Other Annual Compensation	Shares Underlying Options	All Other Compensation
	Year	Salary	Bonus
James T. Engen President, Chief Executive Officer and Director	1999 2000 2001	$160,000 200,000 227,683	$84,789(1) 109,091(3) 4,413	$52,925(2) — —	100,000 50,000 65,000	$	— 2,551(4) 10,121(4)
Gregory C. Mackie Chairman and Director	1999 2000 2001	250,000 270,833 226,686	46,385(1) 95,476(3) 5,516	— — —	— 55,000 15,000		— 51(4) 3,064(4)
William A. Garrard Vice President and Chief Financial Officer	1999 2000 2001	165,000 185,000 210,900	58,131(1) 73,323(3) 4,082	— — —	30,000 50,000 50,000		— 2,364(4) 9,697(4)
Wyatt Hyora Executive Vice President Operations	1999 2000 2001	— 100,208(6) 175,999	— 9,850(3) 3,861	— — —	— 100,000 —		— 822(5)
Laura Stutsman Executive Vice President Marketing	1999 2000 2001	— 8,638(7) 173,238	— — 3,861	— — —	— 100,000 —		— — 2,861(4)

(1)
Includes the following bonuses earned in 1999, but paid in 2000: Mr. Mackie, $36,504; Mr. Engen, $31,289 and Mr. Garrard, $26,074.

(2)
Consists of amounts paid to Mr. Engen for reimbursement of relocation expenses.

(3)
Includes the following bonuses earned in 2000, but paid in 2001: Mr. Mackie, $3,062; Mr. Engen, $2,450; Mr. Garrard, $2,266; and Mr. Hyora, $2,143.

(4)
Consists of the payments made by the Company for the named executive for matching contributions under its 401(k) profit-sharing plan, term life insurance and disability insurance premiums, and health insurance premiums.

(5)
Consists of a payment made by the Company for Mr. Hyora for COBRA benefits during Mr. Hyora's transition from his previous employer.

(6)
Mr. Hyora joined the Company in August 2000. Accordingly, his salary for 2000 reflects a partial year of service.

(7)
Ms. Stutsman joined the Company in December 2000. Accordingly, her salary for 2000 reflects a partial year of service.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

*
The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

Executive Compensation Philosophy

        The Compensation Committee of the Board of Directors, composed of Raymond B. Ferguson, Gregory C. Mackie and David M. Tully, is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Board of Directors' Stock Option Committee, composed of Raymond B. Ferguson and Gregory W. Riker, administers the Company's Option Plan. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

        The key components of the Company's compensation program are base salary and cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary and cash bonuses for executive officers. The Option Committee makes all decisions with respect to stock option grants.

Management Incentive Plan

        The Compensation Committee believes that a significant portion of total cash compensation for executive officers should be a function of the Company's performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, the Compensation Committee has established and administers the Company's Management Incentive Plan (the "Management Incentive Plan"), a bonus program based on the Company's achievement of certain earnings criteria that is available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of a bonus pool, with the amount and timing of the pool and each individual's percentage participation established by the Compensation Committee. The Management Incentive Plan shall continue until terminated by the Board of Directors.

        For 2001, the Compensation Committee set the quarterly bonus pool at 6.5% of the Company's pre-bonus operating income and subject to certain minimum performance levels. For 2001, bonuses aggregating $17,723 were paid to 5 executive officers of the Company.

        For 2002, the Compensation Committee has adopted a plan that provides for quarterly and annual bonuses payable once predetermined minimum earnings levels are achieved by the Company.

Equity Participation

        The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years and generally vest 25% per year, beginning on the first anniversary date of the grant. Under the Option Plan, a maximum of 6,500,000 shares of the Company's common stock may be issued.

        The stock options provide value to the recipients only when the market price of the Company's common stock increases above the option grant price and only as the options vest and become exercisable. While option grants are made by the Option Committee, the Compensation Committee considers these grants in making its cash compensation decisions.

Compensation of Chief Executive Officer

        The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above and consequently is subject in large part to the Company's performance. In 2001, the salary for Mr. Engen was set at $227,683. Mr. Engen received a bonus of $4,413 and was granted 50,000 stock options.

Deductibility of Executive Compensation

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 2001 was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

COMPENSATION COMMITTEE
David M. Tully (Chair) Raymond B. Ferguson Gregory C. Mackie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of Gregory C. Mackie, David M. Tully and Raymond B. Ferguson. Mr. Mackie is Chairman of the Board of Directors of the Company and served as President of the Company from 1988 to 1999. Mr. Mackie is an officer or director of the following subsidiaries: Blackstone Technologies, Inc., SIA Software, Inc., Mackie Designs Manufacturing Inc., Mackie Industrial Inc., Acuma Labs, Inc., AVM S.r.L., Mackie Designs (Netherlands) B.V., Mackie Designs (Italy) S.p.A. and Mackie Designs PLC. Mr. Tully served as Secretary and Treasurer of the Company from 1988 to May 2001. Mr. Tully is an officer of Blackstone Technologies, Inc. and a director of Mackie Designs Manufacturing Inc. Both Mr. Mackie and Mr. Tully are members of Mackie Holdings, LLC, which has a lease with the Company for office and manufacturing facilities. The details of this relationship are described below under the caption "Certain Transactions."

AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*

         The Audit Committee operates pursuant to a written charter, a copy of which was attached as Appendix A to the proxy statement for the Annual Meeting of shareholders held in May 2001. As part of fulfilling its duties under that charter, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ending December 31, 2001.

*
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

        NASD Rule 4350(d)(2) requires the Audit Committee to be comprised solely of "independent directors." Currently one member of the Audit Committee, David M. Tully, does not meet the NASD Rule 4200(a)(14) definition of "independent director" because Mr. Tully served as an officer of the Company during the past three years. NASD Rule 4350(d)(2), however, under certain circumstances allows one director who is not independent to be appointed to the audit committee if the board determines that the director's membership on the audit committee would be in the best interest of the company and its shareholders. The Board has determined in its opinion that Mr. Tully's continued service on the Audit Committee would be in the best interest of the Company and its shareholders because of his association with the Company since its inception in 1988, his familiarity with the Company's structure, management, and operations, and his understanding of financial and accounting issues related to the Company's business make him among the most qualified members of the Board to serve on the Audit Committee. The Company was in compliance with the requirements of NASD Rule 4350(d)(2) by the June 14, 2001 deadline.

AUDIT COMMITTEE
David M. Tully (Chair) Raymond B. Ferguson Gregory W. Riker

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP was the independent auditor for the Company for the year ended December 31, 2001, and has been selected to continue to serve as the independent auditors for the Company for 2002. Representatives of KPMG LLP are expected to attend the 2002 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2001, and the review of the quarterly financial statements included in the Company's Form 10-Qs for 2001 totaled $358,900.

All Other Fees

        The aggregate fees billed for other professional services rendered by KPMG LLP in 2001 were $238,701.

        The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KMPG LLP and has determined that it is.

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of March 1, 2002, by (1) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding common stock; (2) each of the Company's Named Executives; (3) each director; and (4) all current directors and executive officers as a group. On March 1, 2002, there were 12,427,356 shares of common stock outstanding.

Directors, Named Executives and 5% Shareholders	Shares Beneficially Owned(1)	Percent of Outstanding Shares Beneficially Owned
Gregory C. Mackie	5,274,800(2)(3)	42.4%
C. Marcus Sorenson	2,561,250(4)(5)	20.6%
David M. Tully	2,123,400(6)(7)	17.0%
Raymond B. Ferguson	36,000(8)(9)	*
Gregory W. Riker	13,750(10)	*
James T. Engen	153,750(10)	1.2%
William A. Garrard	155,000(10)	1.2%
Wyatt Hyora	25,000(10)	*
Laura Stutsman	25,000(10)	*
All current directors and executive officers as a group (eleven persons)	10,388,300(11)	83.5%

*
Less than 1%.

(1)
A person is deemed to be the beneficial owner of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of any option, warrant, or right of conversion of a security or otherwise.

(2)
Includes 232,000 shares held by four trusts for the benefit of Mr. Mackie's immediate family. Mr. Mackie serves as trustee for each of these trusts.

(3)
Includes 290,000 shares subject to options exercisable within 60 days of March 1, 2002.

(4)
Includes 480,300 shares held by six trusts for the benefit of the Sorensons' children and grandchildren. The Sorensons serve as co-trustees of each of these trusts.

(5)
Includes 15,000 shares subject to options exercisable within 60 days of March 1, 2002.

(6)
Includes 361,100 shares held by two trusts for the benefit of Mr. Tully's children. Mr. Tully serves as trustee of both of these trusts.

(7)
Includes 15,000 shares subject to options exercisable within 60 days of March 1, 2002.

(8)
Consists of shares held jointly with Mr. Ferguson's wife.

(9)
Includes 20,000 shares subject to options exercisable within 60 days of March 1, 2002.

(10)
Consists of shares subject to options exercisable within 60 days of March 1, 2002.

(11)
Includes 731,250 shares subject to options exercisable within 60 days of March 1, 2002.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The following table provides information with respect to the Named Executives concerning the grants of options during 2001. No SARS were granted during 2001.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Shares Underlying Options Granted
		Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share	Expiration Date
					5%	10%	0%
Gregory C. Mackie	15,000	2.2%	$5.06	1/1/11	$123,600	$196,800	—
James T. Engen	15,000	2.2%	$5.06	1/1/11	123,600	196,800	—
James T. Engen	50,000	7.3%	$5.50	5/16/11	448,000	713,500	—
William A. Garrard	50,000	7.3%	$5.10	6/20/11	415,500	661,500	—

(1)
The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future common stock price. The 0% column represents the value of options at market price as of the grant date for options with an exercise price below the market price. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

        The following table provides information with respect to the Named Executives concerning the exercise of options during 2001 and unexercised options held as of December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Shares Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory C. Mackie	—	—	272,500	57,500	—	—
James T. Engen	—	—	137,500	177,500	—	—
William A. Garrard	—	—	142,500	107,500	—	—
Wyatt Hyora	—	—	25,000	75,000	—	—
Laura Stutsman	—	—	25,000	75,000	—	—

(1)
Amounts reflected are based upon the market value of the common stock as of December 31, 2001 ($4.05) minus the applicable exercise price, multiplied by the number of shares underlying the options.

CERTAIN TRANSACTIONS

        Alliance Audio group, formerly Blacker-Sorenson Audio Group ("Alliance Audio"), a company in which C. Marcus Sorenson is a partner, acted as the Company's exclusive manufacturers' representative for southern California and southern Nevada in 2001. Alliance Audio received payments from the Company pursuant to this arrangement of $455,594 in 2001. Effective April 12, 2002, Mr. Sorenson sold his interest in Alliance Audio.

        In December 1994, the Company entered into a lease with Mackie Holdings, L.L.C. ("Mackie Holdings"), a limited liability company beneficially owned by Gregory C. Mackie, C. Marcus Sorenson, Judith B. Sorenson and David M. Tully, that expires December 31, 2004, for office and manufacturing facilities. In December 2001, the Company extended the term of the lease for an additional two-year period ending December 31, 2006. The monthly rent under this lease is $56,613, adjusted annually for changes in the consumer price index. Monthly rent expense as of December 31, 2001 was $65,495. Taxes, insurance, utilities and maintenance are the responsibility of the Company. During 2001, Mackie Holdings was paid a total of $785,940 pursuant to this lease. The Company believes that the lease is on terms at least as favorable to the Company as might have been obtained from unaffiliated parties.

        In October 1999, the Company executed a loan with James T. Engen in the amount of $250,000 for relocation expenses in connection with his appointment as Chief Operating Officer. The loan is a non-interest bearing loan and must be repaid upon the earlier of October 31, 2004, or Mr. Engen's termination from the Company. As of December 31, 2001, the principal balance on this loan was $250,000.

PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return for the Company's stock at December 31, 2001 since December 31, 1996, to the cumulative return over such period of (1) the Total Return Index of the Nasdaq Stock Market-US and (2) the Total Return Index of the Nasdaq Stock Market-Electronic Components. The graph assumes that on December 31, 1996, $100 was invested in the common stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's common stock must report their initial ownership to the Securities and Exchange Commission ("SEC") and subsequent reports disclosing changes in such ownership. Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2001. The Company believes that all of these filing requirements have been satisfied, except for the late reporting of two purchases of shares of common stock by Mr. Rudd, and three sales of shares of common stock by Mr. Tully. In making this statement the Company has relied solely on written representations of its directors and officers and any 10% holders and copies of the reports that they filed with the SEC.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001, is available at the Securities and Exchange Commission's web site (http://www.sec.gov), and a copy of the report may also be obtained, without charge, upon written request to: Corporate Secretary, Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

By Order of the Board of Directors
Gregory C. Mackie Chairman of the Board

Woodinville, Washington
April 24, 2002

PROXY

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders, May 15, 2002

MACKIE DESIGNS INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072

        The undersigned hereby appoints Greg C. Mackie and David M. Tully, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 15, 2002, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

(Continued and to be dated and signed on reverse side)

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as indicated in this example	☒
(The Board of Directors recommends a vote "FOR" Proposal 1)	FOR	WITHHOLD FOR ALL	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
1. Election of the following nominees for Directors: 01 James T. Engen 02 David M. Tully	☐	☐	This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.
If no direction is made, this proxy will be voted for Proposal 1.
Withheld for nominee(s) listed below:
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature	Signature if held jointly	Dated:	, 2002
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE
/*\ Detach here from proxy voting card. /*\

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to the annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mkie		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR
		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-prepaid envelope.

NOTE: If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND KEY EMPLOYEES
ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE
INDEPENDENT PUBLIC ACCOUNTANTS
PRINCIPAL SHAREHOLDERS
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CERTAIN TRANSACTIONS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS
ADDITIONAL INFORMATION